Exhibit 99.1

Landmark Infrastructure Partners LP Reports First Quarter 2016 Results; Adjusted EBITDA Increases 112% Year over Year

El Segundo, California May 5, 2016 (GLOBE NEWSWIRE) –  Landmark Infrastructure Partners LP (the “Partnership,” “we,” “us” or “our”) (Nasdaq: LMRK) today announced first quarter financial results.

Highlights:

•	Increased quarterly cash distribution for the fifth consecutive quarter to $0.33 per common unit, representing 10.9% distribution growth year-over-year;
•	Launched our Unit Exchange Program (UEP) and closed our first acquisition in exchange for Partnership common units;
•	Issued 800,000 units of 8.00% Series A cumulative redeemable perpetual preferred units;
•	Q1 2016 Adjusted EBITDA of $7.2 million, a 112% increase year-over-year;
•	Q1 2016 distributable cash flow of $5.1 million, a 100% increase year-over-year;
•	Extended two existing interest rate swap agreements with a notional value of $95 million by three years to 2021 and beyond; and
•	Acquired real property interests from the Partnership’s sponsor, Landmark Dividend LLC (“Landmark”) for total consideration of $6.3 million.

First Quarter 2016 Results

For the quarter ended March 31, 2016, Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization) increased 112% to $7.2 million compared to first quarter 2015, and distributable cash flow increased 100% to $5.1 million compared to first quarter 2015.  Additionally, the Partnership generated a net loss of $0.4 million, or $0.03 per diluted common unit, and EBITDA of approximately $3.9 million.  The net loss and EBITDA amounts include the impact of $3.0 million of unrealized loss on derivatives and $0.4 million of gain on sale or real property interests.

“Building on the strong performance we delivered last year, we increased our quarterly distribution for the fifth consecutive quarter since our initial public offering in November 2014,” said Tim Brazy, the Partnership’s Chief Executive Officer.  “We also recently closed our first direct asset acquisition via our Unit Exchange Program, which we continue to believe is a unique, attractive and competitively advantageous way to acquire assets.  In addition, business trends at our Sponsor, Landmark Dividend, remain strong, as it continues to acquire assets at a record pace – a driver in reaffirming our 2016 acquisition and distribution growth guidance.”

Quarterly Distribution

As previously announced, on April 20, 2016, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.33 per common unit, or $1.32 per common unit on an annualized basis, for the quarter ended March 31, 2016.  The first quarter’s cash distribution, which represents a 14.8% increase over the minimum quarterly distribution and a 1.5% increase compared to the fourth quarter 2015 distribution of $0.325 per common unit, marks the fifth consecutive quarter that the Partnership has increased its quarterly cash distribution since its initial public offering in November 2014.  The distribution is payable on May 13, 2016 to common unitholders of record as of May 3, 2016.

Capital and Liquidity

As of May 2, 2016, the Partnership had $214.8 million of outstanding borrowings under its revolving credit facility (the “Facility”) and $35.2 million of undrawn borrowing capacity under the Facility, subject to compliance with certain covenants.  During the first quarter, the Partnership entered into a series of interest rate swap agreements that extended the terms of its current interest rate hedging program.  These swap agreements effectively extend two of the Partnership’s existing swap agreements with a combined notional value of $95 million by three years to 2021 and beyond.  As a result of these new swap agreements, the average duration of the Partnership’s interest rate swaps increases by approximately two years to approximately six years, while maintaining the all-in effective rate at current levels for hedged borrowings under the Partnership’s  Facility.

Preferred Units Offering

On April 4, 2016, the Partnership closed a public offering of 800,000 8.00% Series A Cumulative Redeemable Perpetual Preferred Units (Liquidation Preference $25.00 per Unit) representing limited partner interests in the Partnership (“Series A Preferred Units”) at a public offering price of $25.00 per Series A Preferred Unit.  We received net proceeds of approximately $18.8 million after deducting the underwriter’s discount, fees and offering expenses paid by us of approximately $1.2 million.  We used the net proceeds to repay a portion of the borrowings under the Partnership’s Facility.

Guidance

For 2016, the Partnership’s sponsor, Landmark, has previously expressed its intent to offer us the right to purchase assets ranging from $200 million to $300 million in total.  These drop-downs, combined with organic portfolio growth expected from contractual rent escalators, leasing activity and revenue sharing arrangements, are expected to drive distribution growth of 10% to 15% over the fourth quarter 2015 distribution of $0.325 per unit by the fourth quarter 2016 (distribution to be paid in February 2017).

Conference Call Information

The Partnership will hold a conference call on Thursday, May 5, 2016, at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time) to discuss its first quarter 2016 financial and operating results.  The call can be accessed via a live webcast at http://investor.landmarkmlp.com, or by dialing 877-930-8063 in the U.S. and Canada.  Investors outside of the U.S. and Canada should dial 253-336-7764.  The passcode for both numbers is 93541985.

A webcast replay will be available approximately two hours after the completion of the conference call through May 5, 2017 at http://investor.landmarkmlp.com/phoenix.zhtml?c=253802&p=irol-calendar.  The replay is also available through May 14, 2016 by dialing 855-859-2056 or 404-537-3406 and entering the access code 93541985.

About Landmark Infrastructure Partners LP

The Partnership is a growth-oriented master limited partnership formed to acquire, own and manage a portfolio of real property interests that the Partnership leases to companies in the wireless communication, outdoor advertising and renewable power generation industries.  Headquartered in El Segundo, California, the Partnership owns and manages a diversified portfolio of real property interests, which include long-term and perpetual easements, tenant lease assignments and, to a lesser extent, fee simple properties located in 49 states and the District of Columbia.  As of March 31, 2016, the Partnership’s portfolio consisted of 1,443 tenant sites.

Non-GAAP Financial Measures

We define EBITDA as net income before interest, income taxes, depreciation and amortization, and we define Adjusted EBITDA as EBITDA before unrealized and realized gain or loss on derivatives, loss on early extinguishment of debt, gain on sale of real property interests, straight line rent adjustments, amortization of above and below market rents, impairments, acquisition-related expenses, unit-based compensation, and the capital contribution to fund our general and administrative expense reimbursement.  We define distributable cash flow as Adjusted EBITDA less cash interest paid, current cash income tax paid and maintenance capital expenditures.  Distributable cash flow will not reflect changes in working capital balances. We believe that to understand our performance further, EBITDA, Adjusted EBITDA and distributable cash flow should be compared with our reported net income and net cash provided by operating activities in accordance with generally accepted accounting principles in the United States (“GAAP”), as presented in our combined financial statements.

EBITDA, Adjusted EBITDA and distributable cash flow are non-GAAP supplemental financial measures that management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded limited partnerships, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;

•	the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;
•	our ability to incur and service debt and fund capital expenditures; and
•	the viability of acquisitions and the returns on investment of various investment opportunities.

We believe that the presentation of EBITDA, Adjusted EBITDA and distributable cash flow provides information useful to investors in assessing our financial condition and results of operations.  The GAAP measures most directly comparable to EBITDA, Adjusted EBITDA and distributable cash flow are net income and net cash provided by operating activities.  EBITDA, Adjusted EBITDA and distributable cash flow should not be considered as an alternative to GAAP net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Each of EBITDA, Adjusted EBITDA and distributable cash flow has important limitations as analytical tools because they exclude some, but not all, items that affect net income and net cash provided by operating activities, and these measures may vary from those of other companies.  You should not consider EBITDA, Adjusted EBITDA and distributable cash flow in isolation or as a substitute for analysis of our results as reported under GAAP.  As a result, because EBITDA, Adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, EBITDA, Adjusted EBITDA and distributable cash flow as presented below may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.  For a reconciliation of EBITDA, Adjusted EBITDA and distributable cash flow to the most comparable financial measures calculated and presented in accordance with GAAP, please see the “Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow” table below.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of federal securities laws.  These statements discuss future expectations, contain projections of results of operations or of financial condition or state other forward-looking information.  You can identify forward-looking statements by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “project,” “could,” “may,” “should,” “would,” “will” or other similar expressions that convey the uncertainty of future events or outcomes.  These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Partnership’s control and are difficult to predict.  These statements are often based upon various assumptions, many of which are based, in turn, upon further assumptions, including examination of historical operating trends made by the management of the Partnership.  Although the Partnership believes that these assumptions were reasonable when made, because assumptions are inherently subject to significant uncertainties and contingencies, which are difficult or impossible to predict and are beyond its control, the Partnership cannot give assurance that it will achieve or accomplish these expectations, beliefs or intentions.  Examples of forward-looking statements in this press release include the payment of our quarterly distribution, the discussion of potential acquisitions from our sponsor, and our expected distribution growth.  When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in the Partnership’s filings with the U.S. Securities and Exchange Commission, including the Partnership’s annual report on Form 10-K for the year ended December 31, 2015.  These risks could cause the Partnership’s actual results to differ materially from those contained in any forward-looking statement.

CONTACT:Marcelo Choi

Vice President, Investor Relations

(310) 598-3173

ir@landmarkmlp.com

Landmark Infrastructure Partners LP

Consolidated and Combined Statements of Operations

(Unaudited)

	Three Months Ended March 31,
	2016	2015(1)
Revenue
Rental revenue	$7,572,969	$6,024,127
Interest income on receivables	203,347	207,310
Total revenue	7,776,316	6,231,437
Expenses
Management fees to affiliate	—	76,080
Property operating	5,028	1,684
General and administrative	1,102,722	983,985
Acquisition-related	72,080	1,223,317
Amortization	2,002,284	1,538,380
Impairments	—	2,762,436
Total expenses	3,182,114	6,585,882
Other income and expenses
Interest expense	(2,347,491)	(1,886,720)
Unrealized loss on derivatives	(3,048,116)	(872,498)
Gain on sale of real property interests	373,779	72,502
Total other income and expenses	(5,021,828)	(2,686,716)
Net loss	$(427,626)	$(3,041,161)
Less: Net loss attributable to Predecessor(1)	—	(149,498)
Limited partners’ interest in net loss	$(427,626)	$(2,891,663)
Net loss per limited partner unit
Common units – basic	$(0.03)	$(0.37)
Common units – diluted	$(0.03)	$(0.37)
Subordinated units – basic and diluted	$(0.03)	$(0.37)
Weighted average limited partner units outstanding
Common units – basic	11,829,660	4,703,675
Common units – diluted	14,964,769	4,703,675
Subordinated units – basic and diluted	3,135,109	3,135,109
Other Data:
Total leased tenant sites (end of period)	1,405	1,241
Total available tenant sites (end of period)	1,443	1,251

(1)

During the year ended December 31, 2015, the Partnership completed acquisitions of 761 tenant sites and related real property interests (the “Acquired Assets”) from our sponsor Landmark Dividend LLC (“Landmark”) and affiliates, in exchange for total consideration of $268.2 million (the “Transactions”). Since the entities are under common control, the assets and liabilities acquired are recorded at Landmark’s historical cost, with financial statements for prior periods retroactively adjusted to furnish comparative information. Financial information prior to the closing of each transaction has been retroactively adjusted for the Acquired Assets. These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission on February 16, 2016.

Landmark Infrastructure Partners LP

Consolidated and Combined Balance Sheets

 (Unaudited)

	March 31, 2016	December 31, 2015
Assets
Land	$10,812,784	$10,812,784
Real property interests	356,622,999	358,074,190
Total land and real property interests	367,435,783	368,886,974
Accumulated amortization of real property interests	(15,773,223)	(14,114,307)
Land and net real property interests	351,662,560	354,772,667
Investments in receivables, net	7,969,458	8,136,867
Cash and cash equivalents	410,688	1,984,468
Rent receivables, net	894,115	952,427
Due from Landmark and affiliates	1,555,977	2,205,853
Deferred loan costs, net	3,030,585	3,089,894
Deferred rent receivable	702,938	676,134
Other intangible assets, net	10,260,466	10,731,221
Other assets	1,353,764	1,206,949
Total assets	$377,840,551	$383,756,480
Liabilities and equity
Revolving credit facility	$228,500,000	$233,000,000
Accounts payable and accrued liabilities	1,128,996	1,683,062
Other intangible liabilities, net	11,497,661	12,001,093
Prepaid rent	2,943,962	2,980,621
Derivative liabilities	3,784,347	736,231
Total liabilities	247,854,966	250,401,007
Commitments and contingencies
Equity	129,985,585	133,355,473
Total liabilities and equity	$377,840,551	$383,756,480

Landmark Infrastructure Partners LP

Real Property Interest Table

	Available Tenant		Leased Tenant
	Sites(1)		Sites
			Average			Average		Average
			Remaining			Remaining		Monthly		Percentage
	Number of		Property			Lease	Tenant Site	Effective Rent	Quarterly	of Quarterly
	Infrastructure		Interest			Term	Occupancy	Per Tenant	Rental	Rental
Real Property Interest	Locations(1)	Number	(Years)		Number	(Years)(2)	Rate(3)	Site(4)(5)	Revenue(6)	Revenue(6)
Tenant Lease Assignment with Underlying Easement
Wireless Communication	719	937	78.3	(7)	912	23.6			$4,971,294	66%
Outdoor Advertising	249	306	89.3	(7)	300	13.5			1,218,314	16%
Renewable Power Generation	6	8	33.9	(7)	8	30.2			58,880	1%
Subtotal	974	1,251	80.7	(7)	1,220	21.3			$6,248,488	83%
Tenant Lease Assignment only(8)
Wireless Communication	107	151	53.2		144	18.1			$1,015,965	13%
Outdoor Advertising	10	10	80.6		10	14.6			65,433	1%
Subtotal	117	161	54.9		154	17.9			$1,081,398	14%
Tenant Lease on Fee Simple
Wireless Communication	8	15	99.0	(7)	15	13.0			$86,622	1%
Outdoor Advertising	12	13	99.0	(7)	13	9.5			66,740	1%
Renewable Power Generation	3	3	99.0	(7)	3	27.5			89,721	1%
Subtotal	23	31	99.0	(7)	31	12.9			$243,083	3%
Total	1,114	1,443	78.2	(9)	1,405	20.7			$7,572,969	100%
Aggregate Portfolio
Wireless Communication	834	1,103	75.2		1,071	22.7	97%	$1,759	$6,073,881	80%
Outdoor Advertising	271	329	89.5		323	13.3	98%	1,405	1,350,487	18%
Renewable Power Generation	9	11	33.9		11	29.3	100%	4,533	148,601	2%
Total	1,114	1,443	78.2	(9)	1,405	20.7	97%	$1,700	$7,572,969	100%

(1)

“Available Tenant Sites” means the number of individual sites that could be leased. For example, if we have an easement on a single rooftop, on which three different tenants can lease space from us, this would be counted as three “tenant sites,” and all three tenant sites would be at a single infrastructure location with the same address.

(2)

Assumes the exercise of all remaining renewal options of tenant leases. Assuming no exercise of renewal options, the average remaining lease terms for our wireless communication, outdoor advertising, renewable power generation and aggregate portfolios as of March 31, 2016 were 5.3, 8.1, 21.5 and 6.0 years, respectively.

(3)	Represents the number of leased tenant sites divided by the number of available tenant sites.
(4)	Occupancy and average monthly effective rent per tenant site are shown only on an aggregate portfolio basis by industry.
(5)	Represents total monthly revenue excluding the impact of amortization of above and below market lease intangibles divided by the number of leased tenant sites.
(6)	Represents GAAP rental revenue recognized under existing tenant leases for the three months ended March 31, 2016. Excludes interest income on receivables.
(7)	Fee simple ownership and perpetual easements are shown as having a term of 99 years for purposes of calculating the average remaining term.
(8)

Reflects “springing lease agreements” whereby the cancellation or nonrenewal of a tenant lease entitles us to enter into a new ground lease with the property owner (up to the full property interest term) and a replacement tenant lease. The remaining lease assignment term is, therefore, equal to or longer than the remaining lease term. Also represents properties for which the “springing lease” feature has been exercised and has been replaced by a lease for the remaining lease term.

(9)	Excluding perpetual ownership rights, the average remaining property interest term on our tenant sites is approximately 66 years.

Landmark Infrastructure Partners LP

Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow

(Unaudited)

	Three Months Ended March 31,
	2016	2015(1)
Reconciliation of EBITDA and Adjusted EBITDA to Net loss
Net loss	$(427,626)	$(3,041,161)
Interest expense	2,347,491	1,886,720
Amortization expense	2,002,284	1,538,380
EBITDA	$3,922,149	$383,939
Impairments	—	2,762,436
Acquisition-related	72,080	1,223,317
Unrealized loss on derivatives	3,048,116	872,498
Gain on sale of real property interests	(373,779)	(72,502)
Unit-based compensation	105,000	78,750
Straight line rent adjustments	(26,804)	(61,400)
Amortization of above- and below-market rents, net	(321,006)	(286,745)
Deemed capital contribution to fund general and administrative expense reimbursement(2)	799,954	692,872
Adjusted EBITDA	$7,225,710	$5,593,165
Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities
Net cash provided by operating activities	$4,310,475	$3,373,716
Unit-based compensation	(105,000)	(78,750)
Unrealized loss on derivatives	(3,048,116)	(872,498)
Amortization expense	(2,002,284)	(1,538,380)
Amortization of above- and below-market rents, net	321,006	286,745
Amortization of deferred loan costs	(196,972)	(354,590)
Receivables interest accretion	18,772	15,381
Impairments	—	(2,762,436)
Gain on sale of real property interests	373,779	72,502
Working capital changes	(99,286)	(1,182,851)
Net loss	$(427,626)	$(3,041,161)
Interest expense	2,347,491	1,886,720
Amortization expense	2,002,284	1,538,380
EBITDA	$3,922,149	$383,939
Less:
Gain on sale of real property interests	(373,779)	(72,502)
Straight line rent adjustment	(26,804)	(61,400)
Amortization of above- and below-market rents, net	(321,006)	(286,745)
Add:
Impairments	—	2,762,436
Acquisition-related	72,080	1,223,317
Unrealized loss on derivatives	3,048,116	872,498
Unit-based compensation	105,000	78,750
Deemed capital contribution to fund general and administrative expense reimbursement(2)	799,954	692,872
Adjusted EBITDA	$7,225,710	$5,593,165
Less:
Expansion capital expenditures(1)	—	(25,205,000)
Cash interest expense	(2,150,519)	(1,532,130)
Add:
Borrowings and capital contributions to fund expansion capital expenditures	—	25,205,000
Distributable cash flow	$5,075,191	$4,061,035

(1)

Financial information prior to the closing of the transactions has been retroactively adjusted for certain assets acquired during the year ended December 31, 2015. See reconciliation of operations, EBITDA, Adjusted EBITDA, and distributable cash flow for the periods presented.

(2)

Under the omnibus agreement that we entered into with Landmark at the closing of our initial public offering, we agreed to reimburse Landmark for expenses related to certain general and administrative services that Landmark will provide to us in support of our business, subject to a quarterly cap equal to the greater of $162,500 and 3% of our revenue during the preceding calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $80.0 million and (ii) November 19, 2019. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.

Landmark Infrastructure Partners LP

Reconciliation of Operations, EBITDA, Adjusted EBITDA and Distributable Cash Flow For The Predecessor and Partnership

(Unaudited)

	For the Three Months Ended March 31,
	2016	2015(1)
	Landmark	Landmark	Acquired
	Infrastructure	Infrastructure	Assets	Consolidated
	Partners LP	Partners LP	Predecessor	Results
Revenue:
Rental revenue	$7,572,969	$3,616,429	$2,407,698	$6,024,127
Interest income on receivables	203,347	207,310	—	207,310
Total revenue	7,776,316	3,823,739	2,407,698	6,231,437
Expenses:
Management fees to affiliate	—	—	76,080	76,080
Property operating	5,028	—	1,684	1,684
General and administrative	1,102,722	983,985	—	983,985
Acquisition-related	72,080	299,598	923,719	1,223,317
Amortization	2,002,284	956,343	582,037	1,538,380
Impairments	—	2,762,436	—	2,762,436
Total expenses	3,182,114	5,002,362	1,583,520	6,585,882
Other income and expenses
Interest expense	(2,347,491)	(1,011,656)	(875,064)	(1,886,720)
Unrealized loss on derivatives	(3,048,116)	(773,886)	(98,612)	(872,498)
Gain on sale of real property interests	373,779	72,502	—	72,502
Total other income and expenses	(5,021,828)	(1,713,040)	(973,676)	(2,686,716)
Net loss	$(427,626)	$(2,891,663)	$(149,498)	$(3,041,161)
Add:
Interest expense	2,347,491	1,011,656	875,064	1,886,720
Amortization expense	2,002,284	956,343	582,037	1,538,380
EBITDA	$3,922,149	$(923,664)	$1,307,603	$383,939
Less:
Gain on sale of real property interests	(373,779)	(72,502)	—	(72,502)
Straight line rent adjustments	(26,804)	(19,026)	(42,374)	(61,400)
Amortization of above- and below-market rents	(321,006)	(191,905)	(94,840)	(286,745)
Add:
Impairments	—	2,762,436	—	2,762,436
Acquisition-related expenses	72,080	299,598	923,719	1,223,317
Unrealized loss on derivatives	3,048,116	773,886	98,612	872,498
Unit-based compensation	105,000	78,750	—	78,750
Deemed capital contribution to fund general and administrative expense reimbursement(2)	799,954	692,872	—	692,872
Adjusted EBITDA	$7,225,710	$3,400,445	$2,192,720	$5,593,165
Less:
Expansion capital expenditures	—	(25,205,000)	—	(25,205,000)
Cash interest expense	(2,150,519)	(868,278)	(663,852)	(1,532,130)
Add:				—
Borrowings and capital contributions to fund expansion capital expenditures	—	25,205,000	—	25,205,000
Distributable cash flow	$5,075,191	$2,532,167	$1,528,868	$4,061,035

Annualized quarterly distribution per unit	$1.32	$1.19
Distributions to common unitholders	3,903,788	1,399,343
Distributions to Landmark Dividend – subordinated units	1,034,586	932,695
Total distributions to our unitholders	$4,938,374	$2,332,038
Excess of distributable cash flow over the quarterly distribution	$136,817	$200,129
Coverage ratio(3)	1.03x	1.09x

(1)

During the year ended December 31, 2015, the Partnership completed its acquisitions of 761 tenant sites and related real property interests from Landmark and affiliates (the “Acquired Assets”). The assets and liabilities acquired are recorded at the historical cost of Landmark, as the transactions are between entities under common control, the statements of operations of the Partnership are adjusted retroactively as if the transactions occurred on the earliest date during which the entities were under common control. The historical financial statements have been retroactively adjusted to reflect the results of operations, financial position, and cash flows of the Acquired Assets as if the Partnership owned the Acquired Assets in all periods while under common control. The reconciliation presents our results of operations and financial position giving effect to the Acquired Assets. The combined results of the Acquired Assets prior to each transaction date are included in “Acquired Assets Predecessor.” The consolidated results of the Acquired Assets after each transaction date are included in “Landmark Infrastructure Partners LP.”

(2)

Under the omnibus agreement that we entered into with Landmark at the closing of the IPO, we agreed to reimburse Landmark for expenses related to certain general and administrative services that Landmark will provide to us in support of our business, subject to a quarterly cap equal to the greater of $162,500 and 3% of our revenue during the preceding calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $80.0 million and (ii) November 19, 2019. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.

(3)	Coverage ratio is calculated as the distributable cash flow for the quarter divided by the distributions to the limited partners on the weighted average units outstanding.